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                                                                    Exhibit 23.2

                      [Letterhead of Linklater & Paines]


                                August 1, 1995


Morgan Stanley Group Inc.
Morgan Stanley Finance plc

c/o Morgan Stanley Group Inc.
1251 Avenue of the Americas
New York, New York  10020


Dear Sirs:

                           Morgan Stanley Finance plc
                           --------------------------

We have acted as English legal advisers to Morgan Stanley Finance plc
(the "Registrant") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Prospectus Supplement dated July 27, 1995 contained in the Registrant's Registration Statement on Form S-3 (Registration No. 33-58611) (the "Registration Statement").

We are of the opinion that the discussion in the Prospectus Supplement under the caption "Certain Tax Considerations," insofar as it relates to statements of law or legal conclusions under the laws of the United Kingdom or matters of United Kingdom law fairly presents the information called for and fairly summarises the matters referred to therein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Yours faithfully,

/s/ Linklaters & Paines

Linklaters & Paines
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